EXHIBIT 10.1

AMENDMENT NO. 2

TO

LOAN AND SECURITY AGREEMENT

This Amendment No. 2 to Loan and Security Agreement (this “Amendment”) is dated as of December 30, 2010  (the “Amendment Date”), and is entered into by and between Adept Technology, Inc., a Delaware corporation (the “Borrower”), and Silicon Valley Bank (“Bank”).  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A.
Borrower and Bank have entered into that certain Loan and Security Agreement dated as of May 1, 2009 (as such agreement may be amended, restated or modified from time to time, the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

B.
Borrower requests that for the periods ending December 1, 2010 to February 28, 2011, the minimum monthly EBITDA be reduced to $1; further, Borrower requests that the definition of EBITDA be amended so that cash expenses related to mergers and acquisitions permissible under Section 7.3 or related restructuring charges be increased by $1,000,000 to $2,000,000 in the aggregate.

C.
Subject to the representations and warranties of Borrower and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement and to make the changes set forth in this Amendment.

Agreement

Now, therefore, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.	Amendments to Loan Agreement.

1.1
Section 6.8(d) (Financial Covenants related to the Minimum Six Month Rolling EBITDA).  Section 6.8(d) of the Loan Agreement is hereby amended to decrease the monthly EBITDA for the monthly periods of December 1, 2010 to February 28, 2011 from $500,000 to $1 and is restated in its entirety to read as follows:

(d)           Minimum Six Month Rolling EBITDA.  Measured as of the end of each month during the following periods, aggregate EBITDA for the month then ending and the five preceding months of not less than the following:

Period	Minimum Six Month EBITDA
December 1, 2010 through February 28, 2011	$1
March 1, 2011 and thereafter	$1,000,000

1.2
Section 13 (Definitions).  The definition of EBITDA in Section 13.2 of the Loan Agreement is hereby amended to increase the maximum cash expenses related to mergers and acquisitions permissible under Section 7.3 or related to restructuring charges from $1,000,000 to $2,000,000 in the aggregate and is restated in its entirety to read as follows:

“EBITDA” shall mean, for any period of determination, on a consolidated basis with respect to Borrower and its Subsidiaries, (a) Net Income for such period, plus (b) the sum of the following, to the extent deducted in calculating Net Income for such period: (i) Interest Expense, (ii) provision for Federal, state, local and foreign income taxes payable in such period, (iii) depreciation and amortization expenses (including expenses arising from the amortization of existing warrants for Borrower’s capital stock), (iv) non-cash expenses related to stock-based compensation, (v) cash and non-cash expenses related to mergers and acquisitions permissible under Section 7.3 or related to restructuring charges (such cash expenses not to exceed $2,000,000 in the aggregate), (vi) any losses arising from or related to foreign currency exposure, and (viii) other non-recurring expenses of Borrower and its Subsidiaries which do not represent cash items in such period or any future period, minus (c) the sum of the following, to the extent included in calculating Net Income for such period: (i) interest income, (ii) extraordinary or non-recurring non-cash income or gains, (iii) any gains arising from or related to foreign currency exposure, (iv) Federal, state, local, and foreign income tax credits, and (v) all other non-cash items.

1.3
Exhibit C to Loan Agreement (Form of Compliance Certificate).  Exhibit C to the Loan Agreement is hereby amended in its entirety by deleting it and replacing it with Exhibit A attached to this Amendment.

2.	Borrower’s Representations and Warranties.

2.1	Borrower represents and warrants that:

(a)
immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

(b)	Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)
the certificate of incorporation, bylaws, and other organizational documents of Borrower delivered to Bank in connection with the execution of the Loan Agreement, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d)
the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

(e)
this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f)
as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.  Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

2.2
Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the representations and warranties in Section 2.1, and agrees that such reliance is reasonable and appropriate.

3.
Limitation.  The amendments set forth in Section 1 shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.  All other Loan Documents shall continue in full force and effect.  This Amendment is a Loan Document and any breach of this Amendment by Borrower shall be an immediate Event of Default under the Loan Agreement.

4.	Effectiveness. This Amendment shall become effective upon due execution and delivery of this Amendment by each party hereto and delivery of same to Bank.

5.
Counterparts.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.

6.
Integration.  This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

7.
Governing Law; Venue.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Loan and Security Agreement to be executed as of the Amendment Date.

Borrower:	Adept Technology, Inc.
a Delaware corporation

By:	/s/ Lisa Cummins
Printed Name:	Lisa Cummins
Title:	CFO

Bank:	Silicon Valley Bank

By:	/s/ Kevin Wallace
Printed Name:	Kevin Wallace
Title:	Relationship Manager